SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2012

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7500 San Felipe, Suite 675 Houston, Texas 77063
(Address of Principal Executive Offices)(Zip Code)

713-458-1560
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Senior Notes and Indenture

On December 4, 2012, Saratoga Resources, Inc. (the “Company”) and the several wholly-owned subsidiaries of the Company (the “Guarantors”) completed the issuance and sale of $25.0 million in aggregate principal amount of its 12.5% Senior Secured Notes due 2016 (the “Notes”) to Imperial Capital, LLC (the “Initial Purchaser”).  We issued the Notes as additional notes under the Indenture dated as of July 11, 2011 (the “Base Indenture”), by and among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by that First Supplemental Indenture dated as of December 4, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes are the senior secured obligations of the Company and are fully and unconditionally guaranteed (the “Guarantees”) on a senior secured basis by the Guarantors and will rank equally in right of payment with the Company’s and the Guarantors’ existing and future senior indebtedness.

The purchase price for the Notes and Guarantees was 98.58% of their principal amount plus accrued interest from July 1, 2012. The Company received net proceeds from the issuance and sale of the Notes of approximately $23.3 million, after discounts and estimated offering expenses. The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital and capital expenditures.

The Notes and the Guarantees were issued and sold to the Initial Purchaser pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereunder.  The Initial Purchaser resold the Notes and Guarantees (i) inside the United States to “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act in private sales exempt from registration under the Securities Act in accordance with Rule 144A and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Interest and Maturity

The Notes will mature on July 1, 2016, and interest is payable on the Notes on January 1 and July 1 of each year, commencing January 1, 2012.

Optional Redemption

The Company has the option to redeem all or a portion of the Notes at any time on or after January 1, 2014 at the redemption prices specified in the Indenture plus accrued and unpaid interest. The Company may also redeem the Notes, in whole or in part, at a “make-whole” redemption price specified in the Indenture, plus accrued and unpaid interest, at any time prior to January 1, 2014. Within each twelve-month period commencing on July 12, 2012 and ending January 1, 2014, the Company may also redeem up to 10% of the aggregate principal amount of the Notes at a price equal to 106.25% of the principal amount thereof, plus accrued and unpaid interest.  In addition, the Company may redeem up to 35% of the Notes prior to January 1, 2014 under certain circumstances with the net cash proceeds from certain equity offerings and at a price equal to 112.5% of the principal amount thereof, plus accrued and unpaid interest.

Certain Covenants

The Indenture restricts the Company’s ability and the ability of its restricted subsidiaries to: (i) transfer or sell assets; (ii) make loans or investments; (iii) pay dividends, redeem subordinated indebtedness or make other restricted payments; (iv) incur or guarantee additional indebtedness or issue disqualified capital stock; (v) create or incur certain liens; (vi) incur dividend or other payment restrictions affecting certain subsidiaries; (vii) consummate a merger, consolidation or sale of all or substantially all of our assets; (viii) enter into transactions with affiliates; and (ix) engage in business other than the oil and gas business. These covenants are subject to a number of important exceptions and qualifications.

Events of Default

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due at maturity, upon redemption or otherwise, of the principal of, or premium, if any, on the Notes; (iii) failure by the Company or any of its restricted subsidiaries to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Company or any of its restricted subsidiaries to comply for 60 days after notice with certain provisions under the Indenture; (v) default under any mortgage, indenture or similar instrument of indebtedness of the Company or any of its restricted subsidiaries, if the indebtedness aggregates $5 million or more, and that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period for such indebtedness or (b) results in the acceleration of such indebtedness prior to its stated maturity; (vi) failure by the Company or any of its restricted subsidiary to pay final judgments aggregating in excess of $5 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) any Note guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a guarantor of the Notes denies or disaffirms its obligations under its Note guarantee; (viii) any security document ceases to be in full force and effect in all material respects or ceases to give the collateral agent the rights, powers and privileges purported to be created therein with respect to any collateral having a fair market value in excess of $1 million or the Company or any of the Guarantors contest the effectiveness, validity or enforceability of any of the security documents; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its significant subsidiaries. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, certain restricted subsidiaries or certain groups of restricted subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The foregoing is a summary of the terms of the Indenture and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1, and the Base Indenture, a copy of which was filed as Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 15, 2011.

Registration Rights Agreements

In connection with the issuance and sale of the Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchaser, dated December 4, 2012. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes that have substantially identical terms as the Notes. In addition, the Company and the Guarantors have agreed to exchange the guarantee related to the Notes for a registered guarantee having substantially the same terms as the original guarantee. The Company and the Guarantors will use their reasonable best efforts to cause a registration statement with respect to this exchange to be declared effective under the Securities Act within 120 days after the issuance of the Notes. The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

The foregoing is a summary of the terms of the Registration Rights Agreement and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.2.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Indenture and Notes included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01

Other Events.

The Company issued a press release announcing the closing of the transactions described in Item 1.01 on December 5, 2012, which is attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.:	Description:

4.1	First Supplemental Indenture, dated December 4, 2012, by and among Saratoga Resources, Inc., the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2	Registration Rights Agreement, dated December 4, 2012, by and among Saratoga Resources, Inc., the guarantors named therein, and Imperial Capital, LLC
99.1	Press release, dated December 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Date: December 5, 2012	By:	/s/ Michael Aldridge
Michael Aldridge
Chief Financial Officer

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